UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2007

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 871-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 6, 2007, the Compensation Committee of the Board of Directors of Duff & Phelps Corporation (the “Corporation”) ratified and approved the irrevocable elections previously made by each of Messrs. Noah Gottdiener, Gerard Creagh, Jacob Silverman, Edward Forman and Brett Marschke (each, an “Executive”) to reduce the percentage of the Executive’s annual bonus payable in cash in respect of calendar year 2007 as calculated pursuant to the Executive’s Employment Agreement with the Corporation (payable no later than March 15, 2008) by 15% and the percentage of such annual bonus that is to be provided in the form of an award of restricted shares of Class A common stock of the Corporation shall be increased by an equal percentage. The Executive will also be granted a matching award equal to the additional 15% of restricted shares of Class A common stock he has elected to receive in lieu of cash payment, as provided for in Section 3 of the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
Name: Edward S. Forman
Title: Executive Vice President, General Counsel and Secretary

Dated: December 6, 2007